Exhibit 23.5

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of XCF Global, Inc. of our report dated November 5, 2025, relating to the consolidated financial statements of DevvStream Corp. as of July 31, 2025 and for the year then ended, which report appears in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants	Vancouver, Canada

August 18, 2026